EXHIBIT 5.1

OPINION OF PILLSBURY WINTHROP LLP

PILLSBURY WINTHROP LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

August 29, 2003

California Micro Devices Corporation

430 N. McCarthy Blvd , #100

Milpitas, CA 95035-5112

Telephone (408) 263-3214

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for California Micro Devices Corporation, a California corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”), of 3,250,843 shares of Common Stock, no par value per share (the “Common Stock”), of the Company, to be offered and sold by certain shareholders and warrant holders of the Company (the “Selling Shareholders”). In this regard, we have participated in the preparation of a Registration Statement on Form S-3, relating to such 3,250,843 shares of Common Stock. (Such Registration Statement, is herein referred to as the “Registration Statement”.)

We are of the opinion that the up to 2,444,244 shares of Common Stock to be offered and sold by the Selling Shareholders other than Needham & Company, Inc. and Adams, Harkness & Hill, Inc. have been duly authorized and legally issued and are fully paid and nonassessable. We are of the further opinion that the 733,273 shares of Common Stock to be offered and sold by such Selling Shareholders will be, when issued pursuant to the exercise of outstanding warrants held by them, duly authorized and legally issued, fully paid, and nonassessable. We are of the further opinion that the up to 73,326 shares of Common Stock to be offered and sold by Needham & Company, Inc. and Adams, Harkness & Hill, Inc. will be, when issued pursuant to the exercise of outstanding warrants held by them, duly authorized and legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein.

Very truly yours,

/s/ PILLSBURY WINTHROP LLP